Plains Exploration & Production Company PXP PXP Conference Call September 18, 2006 Exhibit 99.3

PXP
Except for the historical information contained herein,
the matters discussed in this presentation are
“forward-looking statements” as defined by the
Securities and Exchange Commission.  These
statements involve certain assumptions PXP made
based on its experience and perception of historical
trends, current conditions, expected future
developments and other factors it believes are
appropriate under the circumstances.
The forward-looking statements are subject to a
number of known and unknown risks, uncertainties
and other factors that could cause our actual results
to differ materially.  These risks and uncertainties
include, among other things, uncertainties inherent in
the closing of the announced asset sale, exploration
for and development and production of oil & gas and
in estimating reserves, unexpected future capital
expenditures, general economic conditions, oil and
gas price volatility, the success of our risk
management activities, competition, regulatory
changes and other factors discussed in PXP’s filings
with the Securities and Exchange Commission.
Corporate Headquarters
Contacts
Plains Exploration & Production Company
700 Milam, Suite 3100
Houston, Texas 77002
James C. Flores - Chairman, President & CEO
Winston M. Talbert – Exec. Vice President & CFO
Scott Winters – Vice President Investor Relations
Joanna Pankey - Investor Relations Analyst
Phone: 713-579-6000
Toll Free: 800-934-6083
Email: investor@plainsxp.com
Web Site: www.plainsxp.com
Forward Looking Statements
The information in this handout is intended solely for your personal use. It is not for reproduction or distribution to others without PXP’s consent.
Corporate Information

PXP
Delivering Future Value
Develop legacy oil
fields
Growth
–
Exploration
–
California land value
–
Acquisitions
Simplify reporting
Strengthen balance
sheet
Repurchase
common shares
Financially
Operationally

4 PXP Deepwater Asset Sale None YE’05 Proved Reserves: November 2006 Estimated Closing: 4 Number of Blocks: Big Foot and Caesar Discoveries: $700 Million Sales Price: Statoil Buyer:

PXP
Houston
New Orleans
Norman
Friesian
Drilling
Drilling
Status Operator
Shell 20% Friesian
Anadarko 15% Norman
WI 2006 Prospects
2007+ Inventory: 13 prospects covering 50+ blocks
Exploration
Deepwater Gulf of Mexico
Caesar
Big Foot
2006 Prospects Drilling 2006 Discoveries Sold

Current Asset Value
2005 year-end proved reserves
356 MMBOE
Proved
200+ MMBOE
Development
onshore
450+ MMBOE
Exploration
California land
value
DW GOM
2 prospects drilling
13 add’l prospects
50+ blocks
Oil & Gas
Property Sale
$19 / proved
BOE
$865 million
356 MMBOE Proved
17 yr R/P

PXP
Deepwater
Asset Sale
$700 million
2 discoveries
1 prospect
4 blocks

Plains Exploration & Production Company PXP PXP Conference Call September 18, 2006